UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2011

SENSATA TECHNOLOGIES HOLDING N.V.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal Executive Offices, including Zip Code)

31-546-879-555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders of Sensata Technologies Holding N.V. (the “Company”) was held on May 10, 2011. Set forth below are the matters the stockholders voted on and the final voting results.

1. Adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,516,598	10,114	39,236	0

2. Adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2009:

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,466,883	21,023	10,078,042	0

3. To discharge members of the Company’s board of directors from certain liability for 2009 and 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
150,906,712	1,461,674	11,197,561	0

4. To extend the authority of the Company’s board of directors for a period of 18 months from the date of the Special Meeting to repurchase as many shares in the capital of the Company as is permitted.

Votes For	Votes Against	Abstentions	Broker Non-Votes
141,323,455	22,208,330	34,163	0

5. To extend the authority of the Company’s board of directors to issue ordinary shares and/or preferred shares and/or grant rights to acquire the Company’s shares (including options to subscribe for shares).

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,057,794	29,093,124	7,415,029	0

6. To amend the Company’s articles of association and to authorize the Chairman of the board of directors and each employee of Loyens and Loeff N.V. to execute the deed of amendment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,432,845	42,830	90,272	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Jeffrey Cote
Date: May 13, 2011	By:	Jeffrey Cote
	Title:	Chief Administrative and Financial Officer